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                                                                    Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-33281, 33-40564, 33-40563, 33-63411, 333-05869,
333-48683, 333-67269, 333-75547, 333-75549, 33-64123, 333-36476, 333-44546,
333-54022, 333-73388, 333-100860 and 333-100858) and on Form S-3 (Nos. 33-42272,
33-63409, 333-47301, 333-36474 and 33-64213) of BMC Software, Inc. of our
reports dated February 14, 2003 relating to the financial statements of Peregrine Remedy, Inc., which appear in the Current Report on Form 8-K of BMC Software dated November 20, 2002.

                                    /s/ PricewaterhouseCoopers LLP

San Jose, California
July 30, 2003